                                                                    EXHIBIT 4.7


                            LOAN AND ESCROW AGREEMENT

                  THIS LOAN and ESCROW AGREEMENT (this "Agreement") is made as of March 1, 2000, by and among Viragen, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), AMRO International, S.A. ("Investor"), and Epstein Becker & Green, P.C. (the "Escrow Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Investor will be lending the Company $1,000,000 pursuant to a convertible promissory note, and will receive as partial consideration therefor Warrants to purchase, in the aggregate, up to 100,000 shares of the Company's Common Stock, at a purchase equal to the closing bid price of the Company's common stock on the OTCBB on March 1, 2000; and

                  WHEREAS, the Company and the Investor have requested that the Escrow Agent hold the $1,000,000 loan disbursement in escrow until the Escrow Agent has received the certificates representing the Warrants and the Promissory Note for the $1,000,000 loan and a Registration Rights Agreement between the Investor and the Company;

                  NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                               TERMS OF THE ESCROW

         1.1. The Investor hereby agrees to lend, and the Company hereby agrees to borrow, the sum of $1,000,000, pursuant to the terms of that certain Convertible Promissory Note attached hereto as Exhibit A, that certain Warrant attached hereto as Exhibit B and that certain Registration Rights Agreement attached hereto as Exhibit C, and this Purchase and Escrow Agreement.

         1.2. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the loan and the other documents described herein.

         1.3. At the Closing, once Escrow Agent has received the original executed Convertible Promissory Note and Warrant certificate from the Company, together with an executed Registration Rights Agreement from the Company and the Investor, it shall (i) enter the funding date on the face of the Convertible Promissory Note and enter the exercise price on the face of the Warrant and then
(ii) wire the sum of $1,000,000 per the written instructions of the Company net of legal and escrow administrative costs of five thousand dollars ($5,000) to Epstein Becker & Green, P.C. ("EB&G"), 250 Park Avenue, New York, NY 10177, and seven percent (7%) of the amount of the Promissory Note ($70,000) as directed by

AMRO as payment of the placement fees and non-accountable expenses of the transaction.

         Once the funds (as set forth above) have been sent per the Company's instructions, the Escrow Agent shall then arrange to have the Promissory Note, the Warrants and the Registration Rights Agreement delivered to the Investor.

                                   ARTICLE 2

                                  MISCELLANEOUS

         2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax or overnight delivery service to the last address of the party to be noticed.

         2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

         2.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

         2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

         2.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Escrow Agent.

         2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         2.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

         2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE INVESTOR, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE INVESTOR FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE COMPANY CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE INVESTOR AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE COMPANY UNDERSTANDS THAT THE INVESTOR AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

         2.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investors. In the event of any such resignation, the Investors and the Company shall appoint a successor Escrow Agent.

         2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

                  The Company and Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above by their undersigned signatories, each being duly authorized to do so.

                                  VIRAGEN, inc.

                                  By: /s/ Dennis W. Healey
                                      -----------------------------------------
                                      Dennis W. Healey, Chief Financial Officer

                                  AMRO INTERNATIONAL, S.A.

                                  By: /s/ H. U. Bachofen
                                      -----------------------------------------
                                          H. U. Bachofen, Director

                                  ESCROW AGENT:

                                  EPSTEIN BECKER & GREEN, P.C.

                                  By: /s/ Joseph A. Smith
                                      -----------------------------------------
                                          Joseph A. Smith,
                                          Authorized Signatory

                                                                      EXHIBIT A

                           CONVERTIBLE PROMISSORY NOTE

$1,000,000                                                       March 1, 2000

                  FOR VALUE RECEIVED, and intending to be legally bound, Viragen, Inc., a Florida corporation with an office and principal place of business at 865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 (the "Maker"), hereby unconditionally and irrevocably promises to pay to the order of AMRO International, S.A. (the "Payee"), at the offices of Ultra Finanz AG, Grossmuensterplatz 6, Zurich CH-8022, Switzerland, or such other place as Payee may designate in writing, in lawful money of the United States of America, the sum of One Million Dollars ($1,000,000) plus all accrued but unpaid interest, on March 1, 2001.

                  Interest shall accrue on the outstanding principal balance of this Promissory Note daily from the date of issuance until paid in full at the rate of eight percent (8%) per annum, and shall be due and payable at the maturity date, except that upon any partial payment or prepayment of the principal balance hereof, all accrued but unpaid interest shall be paid simultaneous with such prepayment of principal.

                  This Promissory Note may be prepaid in whole or in part at any time or from time to time without penalty or premium upon five (5) business days' prior written notice to the Payee, and shall be prepaid up to the extent of fifty percent (50%) of the net proceeds to Maker from any public or private sale of Maker's equity or equity-derivative securities by Maker.

                  The Payee is entitled, at its option, to convert at any time the principal sum outstanding of this Promissory Note or any portion thereof, together with accrued but unpaid interest, into shares of Common Stock of the Maker ("Conversion Shares") at a conversion price for each share of Common Stock equal to $1.00, subject to adjustment for any subsequent stock splits, reverse splits or similar adjustments.

                  Conversion shall be effectuated by surrendering this Promissory Note to the Maker (if such conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as EXHIBIT A (the "Notice of Conversion"), executed by the Payee evidencing Payee's intention to convert this Promissory Note or a specified portion (as above provided) hereof, and accompanied, if required by the Maker, by proper assignment hereof in blank. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. Certificates representing Common Stock upon conversion will be delivered to the Payee within five (5) business days from the date the Notice of Conversion is delivered to the Maker. Delivery of shares upon conversion shall be made to the address specified by the Payee in the Notice of Conversion.

                  If the Maker merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the Maker's common stockholders are entitled to receive stock, securities or property in respect of or in exchange for common stock, then as a condition of such merger, consolidation, sale or transfer, the Maker and any such successor, purchaser or transferee agree that this Promissory Note may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of common stock into which this Promissory Note might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Maker (a "Sale"), the Payee shall have the right to convert by delivering a Notice of Conversion to the Maker within fifteen (15) days of receipt of notice of such Sale from the Maker. In the event the Payee shall elect not to convert, the Maker may prepay all outstanding principal and accrued interest on this Promissory Note, upon which tender of payment following such notice, the right of conversion shall terminate.

                  For purposes of this Promissory Note, an "Event of Default" shall occur if the Maker shall: (i) fail to pay the entire principal amount of this Promissory Note plus all accrued but unpaid interest when due and payable after five (5) days' written notice to Maker of such default by Payee, (ii) fail to honor any conversion notice within five (5) business days, (iii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iv) make a general assignment of its assets for the benefit of creditors, or (v) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings, which, if not a voluntary proceeding, is not dismissed within ninety (90) days.

                  In the event that an Event of Default has occurred, the Payee or any other Payee of this Promissory Note may, by notice to the Maker, declare this entire Promissory Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee.

                  The nonexercise or delay by the Payee or any other Payee of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one (1) or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

                  Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Payee or any other Payee of this Promissory Note shall, if permitted by applicable law, be entitled to collect from the Maker all reasonable costs of collection, including, without limitation, attorneys' fees.

                  All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via fax or an overnight courier service) or, if mailed, five (5) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

                  Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

                  This Promissory Note shall be binding upon the successors and assigns of the Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.

                  This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New York. All disputes between the Maker and the Payee relating in any way to this Promissory Note shall be resolved only by state and federal courts located in New York County, New York, and the courts to which an appeal therefrom may be taken.

                  IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of March 1, 2000.

                                  MAKER:
                                  Viragen, Inc.

                                  By: /s/ Dennis W. Healey
                                     -----------------------------------------
                                          Dennis W. Healey
                                          Chief Financial Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Payee in order to Convert the Promissory Note)

                  The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Promissory Note No. _____ into Shares of Common Stock of Medisys Technologies, Inc. (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion* ____________________________________________________________

Applicable Conversion Price * __________________________________________________

Accrued Interest________________________________________________________________

Signature_______________________________________________________________________
                                          [Name]

Address:________________________________________________________________________

        ________________________________________________________________________



* This original Notice of Conversion must be received by the Maker by the third Trading Day following the Date of Conversion, and, if such conversion represents the remaining principal balance of the Promissory Note, the original Promissory Note.

                                                                      EXHIBIT B




NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION D AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS.

                             STOCK PURCHASE WARRANT

                  To Purchase 100,000 Shares of Common Stock of

                                  Viragen, Inc.

      THIS CERTIFIES that, for value received, AMRO International, S.A. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 1, 2000 (the "Initial Exercise Date") and on or prior to the close of business on March 1, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from Viragen, Inc., a corporation incorporated in Delaware (the "Company"), up to One Hundred Thousand (100,000) shares (the "Warrant Shares") of Common Stock, no par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $1.71875 (100% of the closing bid price on March 1, 2000). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

         1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3.       EXERCISE OF WARRANT.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  (c) If no registration statement is effective permitting the resale of the shares of Common Stock issued upon exercise of this Warrant at any time commencing one year after the issuance date hereof, then this Warrant shall also be exercisable by means of a "cashless exercise" in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:



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




(A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the principal market in terms of volume, and converted into US Dollars;

(B) = the Exercise Price of the Warrants; and

(X) = the number of shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the older of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

         7. TRANSFER, DIVISION AND COMBINATION. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

         8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11.      ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.
(a) STOCK SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         13. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such

Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         14.      NOTICE OF CORPORATE ACTION. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

         15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         16.      MISCELLANEOUS.

         (a) JURISDICTION. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

         (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

         (c) NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         (d) LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         (e) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (f) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

         (g) INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; PROVIDED, HOWEVER, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

         (h) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

         (i) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

         (j) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: March 1, 2000

                                            Viragen, Inc

                                            By: /s/ Dennis W. Healey
                                                -------------------------------
                                                    Dennis W. Healey
                                                    Chief Financial Officer

                               NOTICE OF EXERCISE

To:      Viragen, Inc.

     (1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of Viragen, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  ----------------------------------------
                  (Name)

                  ----------------------------------------
                  (Address)

                  ----------------------------------------




Dated:

                                                 ------------------------------
                                                 Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute

                   this form and supply required information.

                                  Do not use this form to exercise the warrant.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------

------------------------------------------------------------------------------.

------------------------------------------------------------------------------.

                                                Dated:
                                                        --------------, -------

                           Holder's Signature:
                                              ---------------------------------
                           Holder's Address:
                                              ---------------------------------

                                              ---------------------------------



Signature Guaranteed:
                     ------------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                     EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 1, 2000 between AMRO International, S.A. (the "Investor"), and Viragen, Inc., a Delaware corporation (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investor is lending the Company $1,000,000 pursuant to a Loan and Escrow Agreement dated the date hereof (the "Loan Agreement") in exchange for a Convertible Promissory Note which is convertible into up to 1,000,000 shares of the Company's Common Stock, and is receiving from the Company Warrants to purchase up to 100,000 shares of the Company's Common Stock (terms not defined herein shall have the meanings ascribed to them in the Loan Agreement); and

                  WHEREAS, the Company desires to grant to the Investor the registration rights set forth herein with respect to the Shares issuable upon conversion of the Convertible Promissory Note and shares of Common Stock issuable upon exercise of the Warrants (hereinafter referred to as the "Stock" or "Securities" of the Company).

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Securities until (i) the Registration Statement has been declared effective by the Commission, and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  Section 2. RESTRICTIONS ON TRANSFER. Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. Investor understands that no disposition or transfer of the Securities may be made by Investor in the absence of (i) an opinion of counsel to the Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act, pursuant to Regulation D or another exemption, or (ii) such registration.

                           With a view to making available to the Investor the
benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                           (a) comply with the provisions of paragraph (c)(1) of
Rule 144; and

                           (b) file with the Commission in a timely manner all
reports and other documents required to be filed with the Commission pursuant to
Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements.

                  Section 3. REGISTRATION RIGHTS WITH RESPECT TO THE SECURITIES.

                           (a) The Company agrees that it will prepare and file
with the Securities and Conversion Commission ("Commission"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Investor a Registration Statement, so as to permit a public offering and resale of all of the Securities under the Act by the Investor as selling stockholders and not as underwriters. Such Registration Statement shall be filed by the Company within thirty (30) days of demand therefor from the Investor, provided, that the Investor shall not make any such demand prior to the effective date of the Company's contemplated registration statement on Form S-3 for a Rule 415 shelf offering, provided, that the Investor may make a demand for registration if such Form S-3 shall not have been declared effective by August 31, 2000.

                           The Company shall use its best efforts to cause such
Registration Statement to become effective within ninety (90) days from the filing date, or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. The Company will notify the Investor of the effectiveness of the Registration Statement within one Trading Day of such event.

                           (b) The Company will maintain the Registration
Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding,
(ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) the date the Investor receives an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, that the Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or
(v) all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor (the "Effectiveness Period").

                           (c) All fees, disbursements and out-of-pocket
expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of their counsel. The Investor and its counsel shall have a reasonable period, not to exceed five (5) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide Investor with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof. The Company shall qualify any of the securities for sale in such states as any Investor reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investor.

                           (d) The Company shall not be required by this Section
3 to include an Investor's Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Investor and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Investor and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                           (e) In the event that (i) the Registration Statement
to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within thirty (30) days from the demand by Investor, (ii) such Registration Statement is not declared effective by the Commission within the earlier of ninety (90) days from the filing date or five (5) days of clearance by the Commission to request effectiveness, or (iii) such Registration Statement is not maintained as effective by the Company for the period set forth in
Section 3(b) above (each a "Registration Default") then the Company will pay Investor (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty the sum of $25,000 for each month until such Registration Statement has been filed, or in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above) until such Registration Statement has been declared effective. Such payment of the liquidated damages shall be made to the Investor in cash, within five (5) calendar days of demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

                           If the Company does not remit the payment to the
Investor as set forth above, the Company will pay the Investor's reasonable costs of collection, including attorneys' fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit the Investor's other rights or remedies as set forth in this Agreement.

                           (f) No provision contained herein shall preclude the
Company from selling securities pursuant to any Registration Statement in which it is required to include Securities pursuant to this Section 3.

                           (g) If at any time or from time to time after the
effective date of any Registration Statement, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Investor shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than twenty (20) days in the aggregate during any twelve month period, during the period the Registration Statement is required to be in effect, and if such period is exceeded, such event shall be a Registration Default. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Company's obligation to file such Registration Statement shall be delayed without penalty for not more than twenty (20) days, and such delay or delays shall not constitute a Registration Default. The Company must, if lawful, give the Investor notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

                           (h) "Potential Material Event" means any of the
following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information.

                  Section 4. COOPERATION WITH COMPANY. The Investor will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate Investor to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Securities which the Commission will permit to be registered without naming the Investor as an underwriter. Any delay or delays caused by the Investor by failure to cooperate as required hereunder shall not constitute a Registration Default.

                  Section 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investor's assistance and cooperation as reasonably required with respect to each Registration Statement:

                           (a) (i) prepare and file with the Commission such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investor shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (b) (i) prior to the filing with the Commission of
any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investor as required by Section 3(c) and reflect in such documents all such comments as the Investor (and their counsel) reasonably may propose and (ii) furnish to Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by Investor;

                           (c) register and qualify the Registrable Securities
covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investor shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by Investor;

                           (d) list such Registrable Securities on the Principal
Market, if the listing of such Registrable Securities is then permitted under the rules of such Principal Market;

                           (e) notify Investor at any time when a prospectus
relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under
Section 5(a) as quickly as commercially possible;

                           (f) as promptly as practicable after becoming aware
of such event, notify Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

                           (g) cooperate with the Investor to facilitate the
timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor reasonably may request and registered in such names as the Investor may request; and, within three (3) Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                           (h) take all such other lawful actions reasonably
necessary to expedite and facilitate the disposition by the Investor of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

                           (i) in the event of an underwritten offering,
promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

                           (j) maintain a transfer agent and registrar for its
Common Stock.

                  Section 6.  INDEMNIFICATION.

                           (a) To the maximum extent permitted by law, the
Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act (each a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all




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


reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b) To the maximum extent permitted by law, each
Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have. Notwithstanding the foregoing, the liability of the Distributing Investor hereunder shall not exceed the proceeds to the Distributing Investor from the sale of the Securities.

                           (c) Promptly after receipt by an indemnified party
under this Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it






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


notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

                  Section 7. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 7, in no event shall any (i) Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

                  Section 8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be delivered as set forth in the Loan Agreement.

                  Section 9. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Investor under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from Investor.

                  Section 10. ADDITIONAL COVENANTS OF THE COMPANY. The Company agrees that at such time as it otherwise meets the requirements for the use of Securities Act Registration Statement on Form S-3 for the purpose of registering the Registrable Securities, it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

                  Section 11. COUNTERPARTS/FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                  Section 12. REMEDIES. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein





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


shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

                  Section 13. CONFLICTING AGREEMENTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

                  Section 14. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 15. GOVERNING LAW, ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

                                  Viragen, Inc.

                                  By: /s/ Dennis W. Healey
                                      -----------------------------------------
                                      Dennis W. Healey, Chief Financial Officer


         AMRO International, S.A.

         By: /s/ H. U. Bachofen
             -------------------------
              H. U. Bachofen, Director







                                       11